UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2023

CARLYLE TACTICAL PRIVATE CREDIT FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	811-23319	82-4184770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 768-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Carlyle Tactical Private Credit Fund (the “Fund”) is currently conducting a private offering of preferred stock to certain institutional investors. No assurances can be given as to what terms this will take place on or how much capital, if any, the Fund will raise. Any preferred stock issued by the Fund will have a leveraging effect on its portfolio, which will magnify the potential for losses. Under the Investment Company Act of 1940, as amended, the Fund is permitted to incur greater effective leverage through the use of preferred stock than through the use of debt and, accordingly, the risk of the Fund incurring additional losses from its use of leverage is further heightened.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carlyle Tactical Private Credit Fund
Date: May 17, 2023	By:	/s/ Joshua Lefkowitz
Joshua Lefkowitz
Chief Legal Officer